Exhibit 10.1
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of December, 2007 (the “Second Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Visual Sciences, Inc., a Delaware corporation formerly known as WebSideStory, Inc. (“Borrower”).
Recitals
     A.     Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 23, 2007, as amended by that certain First Amendment to the Loan and Security Agreement, by and between Bank and Borrower dated as of September 18, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C.     Borrower has requested that Bank amend the Loan Agreement to make certain other revisions to the Loan Agreement, and to waive certain covenant violations, as more fully set forth herein.
     D.     Bank has agreed to so amend certain provisions and waive certain covenants of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2.     Amendments to Loan Agreement.
          2.1     Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:
               (a)     Minimum Adjusted Quick Ratio.     Borrower shall maintain, on a quarterly basis, measured as of the last day of each such quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, an Adjusted Quick Ratio of at least 1.50:1:00.

               (b)     Minimum EBSTDA. Borrower shall maintain, on a quarterly basis, measured as of the last day of each such calendar quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, EBSTDA of at least the following for the three month period immediately prior to the date of determination:

Quarter Ending	Minimum EBSTDA
December 31, 2007 through December 31, 2008	$0

     ; provided however, that Borrower may incur, on a quarterly basis, in an amount up to $1,250,000 per quarter, Acquisition Related Expenses, which amount (up to $1,250,000) shall be added back into the calculation of EBSTDA for the purposes of determining compliance with this covenant.
          2.2     Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
               (a)     The following terms and their respective definitions are added into Section 13.1 in their entirety:
                    “Acquisition Related Expenses” shall mean all costs and expenses incurred by Borrower in connection with its acquisition of any company or business or the acquisition of Borrower (whether by merger, stock purchase, asset purchase or otherwise), including all costs and expenses (including travel expenses, and reasonable attorneys’ fees and expenses), incurred by Borrower in preparing and negotiating acquisition related documents.
                    “Adjusted Quick Ratio” shall mean a ratio of Quick Assets to Current Liabilities minus Deferred Revenue.
     3.     Waiver.
          3.1     Bank hereby ratifies, confirms and approves the waiver previously provided to Borrower with respect to the Event of Default under Section 8.2 of the Loan Agreement resulting from Borrower’s failure to comply with Section 6.7(b) of the Loan Agreement solely with respect to the three month period ended September 30, 2007.
          3.2     The waiver in this Section 3 does not allow for any other or further departure from the terms and conditions of the Loan Agreement, as amended hereby, or any of the other Loan Documents, which terms and conditions shall remain in full force and effect.
     4.     Limitation of Amendments and Waiver.
          4.1     The amendments and waiver set forth in Section 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

          4.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          5.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          5.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          5.3     Except in connection with the change in Borrower’s name from WebSideStory, Inc. to Visual Sciences, Inc., the organizational documents of Borrower delivered to Bank on or about the Effective Date, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          5.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          5.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not (a) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (b) constitute an event of default under any material agreement by which Borrower is bound, (c) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, or (d) conflict with any of Borrower’s organizational documents;
          5.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); and
          5.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     6.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7.     Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment and Confirmation of Guarantors by each party hereto,

(b) Borrower’s payment of an amendment fee equal to $12,500; and (c) Borrower’s payment of Bank’s costs and expenses incurred in connection with this Amendment.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BANK		BORROWER

Silicon Valley Bank		Visual Sciences, Inc.

By:	/s/ Fred Kreppel	By:	/s/ Claire Long

Name:	Fred Kreppel	Name:	Claire Long

Title:	SRM	Title:	CFO

CONFIRMATION OF GUARANTOR
The undersigned hereby confirms the continued effectiveness of its guaranty of the Obligations of Borrower in light of the foregoing Amendment.
Visual Sciences Technologies, LLC (formerly known as Visual Sciences, LLC)

By: /s/ Claire Long
Name: Claire Long
Title: CFO